EXHIBIT 4

[M&T Bank
Manufacturers and Traders Trust Company]

                                 LIBOR GRID NOTE
                                  (Daily LIBOR)
                                    New York

Buffalo, New York AS OF APRIL 20, 2005                             $6,000,000.00

BORROWER:  MAJESTIC EMPIRE HOLDINGS, L.L.C.

a(n) individual(s) partnership corporation LIMITED LIABILITY COMPANY organized under the laws of NEVADA

Address of residence/chief executive office: C/O THE BRIAD GROUP, 78 OKNER PARKWAY, LIVINGSTON, NEW JERSEY 07039

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, NY 14240.
         Attention: Office of General Counsel

IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS OF THIS NOTE AND THE TERMS OF THE COMMITMENT LETTER DATED AS OF APRIL 20, 2005, FROM BANK TO BORROWER RELATING TO THIS LOAN (AS THE SAME MAY BE AMENDED FROM TIME TO TIME, THE "COMMITMENT LETTER"), UNLESS OTHERWISE REQUIRED TO ASSURE THE ENFORCEABILITY OF BANK'S RIGHTS HEREUNDER, THE TERMS OF THE COMMITMENT LETTER SHALL CONTROL.

1. DEFINITIONS. Each capitalized term shall have the meaning specified herein and the following terms shall have the indicated meanings:

     a. "AUTHORIZED PERSON" shall mean, each individually, BRADFORD HONIGFELD OR MARLENE LAVEMAN. Mention of the Authorized Person's name is for reference purposes only and the Bank may rely on a person's title to ascertain whether someone is an Authorized Person.

     b. "BASE RATE" shall mean ZERO (0) percentage points above the rate of interest announced by the Bank from time to time as its prime rate of interest ("Prime"). If the prior blank is not completed, the Base Rate shall be one (1) percentage point above Prime.

     c.  "BASE RATE LOAN"  shall mean a Loan which  bears  interest  at the Base
         Rate.

     d. "BUSINESS DAY" shall mean any day of the year other than a day on which banking institutions in New York, New York are authorized or required by law or other governmental action to close.

     e. "CONVERSION DATE" shall mean the date on which Borrower's election to convert a Base Rate Loan to a LIBOR Rate Loan, or a LIBOR Rate Loan to a Base Rate Loan, becomes effective in accordance with this Note.

     f. "DRAW DATE" shall mean, in relation to any Loan, the Business Day on which such Loan is made, or to be made, to Borrower pursuant to the Note.

     g. "LIBOR RATE LOAN" shall mean a Loan which bears interest at the LIBOR Rate.

     h. "LIBOR" shall mean the rate obtained by dividing (i) the one-day (or multiple day, as applicable, in contemplation of succeeding days in which the London Interbank Eurodollar Market is expected to be closed) interest period London Interbank Offered Rate, as fixed by the British Bankers Association for United States dollar deposits in the London Interbank Eurodollar Market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) each day (or if such day is a non-Business Day, as fixed in the same manner on the immediately preceding Business Day, which day's rate shall apply to the immediately succeeding non-Business Days), as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank, by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency
         Liabilities" as specified in Regulation D (or against any other category of liabilities, which includes deposits by reference to which the interest rate on LIBOR Rate Loan(s) is determined, or any category of extensions of credit or other assets which includes loans by a non-United States' office of a bank to United States' resident(s) on such date to any member bank of the Federal Reserve System,

     i.  "LIBOR RATE" shall mean 167.5 percentage  points above LIBOR.

     j.  "LOAN" means a loan made to Borrower by the Bank pursuant to this Note.

     k.  "MAXIMUM   PRINCIPAL   AMOUNT"   shall   mean   SIX   MILLION   DOLLARS
         ($6,000,000.00).

     l. "OUTSTANDING PRINCIPAL AMOUNT" shall mean the actual outstanding principal amount under this Note at any time.

2.   PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES

     a. PROMISE TO PAY. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank, on demand, the Maximum Principal Amount or the Outstanding Principal Amount, if less; plus interest as set forth below and all fees and costs (including without limitation attorneys' fees and disbursements, whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").


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     b.  INTEREST.  Each Loan shall earn interest on the  Outstanding  Principal
         Amount thereof calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366), as follows:

     i. LIBOR RATE LOANS. Interest shall accrue each day on a LIBOR Rate Loan, from and including the first date the LIBOR Rate Loan was made (i.e., the Draw Date or the Conversion Date, as the case may be) to, but not including, the date such LIBOR Rate Loan is paid in full or converted to a Base Rate Loan, at a rate per annum equal to the LIBOR Rate in effect that day.

     ii. BASE RATE LOANS. Interest shall accrue each day on a Base Rate Loan, from and including the first date the Base Rate Loan was made (i.e., the Draw Date or the Conversion Date, as the case may be) to, but not including, the day such Base Rate Loan is paid in full or converted to a LIBOR Rate Loan, at the rate per annum equal to the Base Rate in effect that day. Any change in the Base Rate resulting from a change in Prime shall be effective on the date of such change.

     c. MAXIMUM LEGAL RATE. It is the intent of the Bank and of Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

     d. PAYMENTS; LATE CHARGE; DEFAULT RATE. Payments shall be made in immediately available United States funds at any banking office of the Bank. Absent demand for payment in full, interest shall be due and payable monthly, or as otherwise invoiced by the Bank. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) 5% of the delinquent amount,
         (b) the Bank's then current late charge as announced by the Bank from time to time, or (c) $50.00. In addition, if the Bank has not actually received any payment under this Note within thirty days after its due date, from and after such thirtieth day the interest rate for all amounts outstanding under this Note shall automatically increase to 5 percentage points above the higher of the Base Rate or the LIBOR Rate (the "Default Rate"), and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default rate. Payments may be applied in any order in the sole discretion of the Bank but, prior to demand, shall be applied first to past due interest, Expenses, late charges, and principal payments, if any, which are past due, then to current interest and Expenses and late charges, and last to remaining principal.

3.   LOANS.

     a. GENERAL. Any Loan hereunder shall either be in the form of a Base Rate Loan or a LIBOR Rate Loan. The Bank may make any Loan in reliance upon any oral, telephonic, written, teletransmitted or other request (the "Request(s)") that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person. The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph.

     b. REQUEST FOR LOANS. In making any Request for a Loan, Borrower shall specify the applicable interest rate (LIBOR Rate or Base Rate), aggregate amount of such Loan and the Draw Date; provided, however, if a Request is received by the Bank after 2:00 p.m. (Eastern Standard Time) on any given day, the earliest possible Draw Date will be the next Business Day; and

     c. DELIVERY OF REQUESTS. Delivery of a Request for a LIBOR Rate Loan or a Base Rate Loan shall be made to the Bank at the following address, or such other address designated by the Bank from time to time:

                  Manufacturers and Traders Trust Company
                  Attn:  JASON LIPIEC
                  Fax No. (212) 350-2112
                  Telephone No. (212) 350-2432

     d. SECURITY. THIS NOTE IS SECURED BY, AMONG OTHER THINGS, A CREDIT LINE MORTGAGE DATED ON OR ABOUT THE DATE HEREOF.

4.   CONVERSION ELECTIONS.

     a. CONVERSION ELECTION. An Authorized Person of Borrower may, upon irrevocable Request to the Bank,

         i. elect to convert on any Business Day any Base Rate Loan into a LIBOR Rate Loan; or

         ii. elect to convert on any Business Day any LIBOR Rate Loan into a Base Rate Loan;

     b.  NOTICE OF CONVERSION.


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

         i. For an election under Section 4(a)(i) or 4(a)(ii), an Authorized Person must deliver to the Bank by 2:00 p.m. (Eastern Standard
              Time) on a Business Day a Notice of Conversion ("Notice of Conversion"), specifying the aggregate amount of the Loans to be converted.

         ii. The Conversion Date shall be the date the Bank receives the Notice of Conversion in accordance with the foregoing Section. If a Notice of Conversion is received after 2:00 p.m. (Eastern Standard
              Time), the Notice of Conversion will be deemed to have been received on the next Business Day.

         iii. The Bank may take action on any Notice of Conversion in reliance upon any oral, telephonic, written or teletransmitted notice that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person, No Notice of Conversion may be delivered by e-mail. The Bank may act on the Notice of Conversion from any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of acting on any Notice of Conversion under this Note. The Bank, in its sole
              discretion,   may  reject  any  Notice  of   Conversion   that  is
              incomplete.

     c. CONVERSION UPON DEFAULT. Unless the Bank shall otherwise consent in writing, if (i) Borrower has failed to pay when due, in whole or in part, the indebtedness under the Note (whether by demand or otherwise), or (ii) there exists a condition or event which, with the passage of time, the giving of notice or both, shall constitute an event of default under any of Borrower's agreement with the Bank, if any, Borrower may not elect to have an existing Loan converted to a LIBOR Rate Loan or have any new Loan made as a LIBOR Rate Loan. Further, the Bank, in its sole discretion, may convert any LIBOR Rate Loan to a Base Rate Loan. Notwithstanding the foregoing, if Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for dissolution, liquidation or the settlement of claims against or winding up of affairs of Borrower (a "Bankruptcy Event"), any outstanding LIBOR Rate Loans shall be automatically converted to Base Rate Loans without further action by the Bank and Borrower's rights to have Base Rate Loans converted under Section a(a)(i) shall be automatically terminated. Nothing herein shall be construed to be a waiver by the Bank to have any Loan accrue interest at the Default Rate of interest (which shall be calculated from the higher of the LIBOR Rate or the Base Rate, as described above).

5. SETOFF. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any of its affiliates or otherwise owing by the Bank or any of its affiliates in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such affiliate elects to do so.

6.   DEMAND, DISCRETIONARY FACILITY.

     a. DISCRETIONARY FACILITY. The Bank may modify, restrict, suspend or terminate the credit under this Note at any time for any reason and without affecting Borrower's then existing obligation under this Note. Any Request for a Loan hereunder shall be limited in amount, such that the sum of (i) the principal amount of such Request; (ii) the Outstanding Principal Amount under this Note; and (iii) the aggregate face amounts of (or, if greater, Borrower's aggregate reimbursement obligations to the Bank (or any of its affiliates) in connection with) any letters of credit issued by the Bank (or any of its affiliates) at the request (or for the benefit of) Borrower, pursuant to this credit; does not exceed the Maximum Principal Amount under this Note. Notwithstanding the above, the Bank shall have the sole and absolute discretion whether to make any Loan (or any portion of any Loan) requested by Borrower, regardless of any general availability under the Maximum Principal Amount.

     b. DEMAND FACILITY, This Note is payable on demand, and all amounts hereunder shall become Immediately due and payable upon demand by the Bank; provided, however, that the Outstanding Principal Amount of this Note and all accrued and unpaid interest shall automatically become immediately due and payable upon the occurrence of a Bankruptcy Event with regard to Borrower or any guarantor or endorser of this Note. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note.

7. BANK RECORDS CONCLUSIVE. The Bank shall set forth on a schedule attached to this Note or maintained on computer, the date and original principal amount of each Loan and the date and amount of each payment to be applied to the Outstanding Principal Amount of this Note. The Outstanding Principal Amount set forth on any such schedule shall be presumptive evidence of the Outstanding Principal Amount of this Note and of all Loans. No failure by the Bank to make, and no error by the Bank in making, any annotation on any such schedule shall affect the Borrower's obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

8. PURPOSE. Borrower certifies (a) that no Loan will be used to purchase margin stock except with the Bank's express prior written consent for each such purchase and (b) that all Loans shall be used for a business purpose, and not for any personal, family or household purpose,

9. AUTHORIZATION, Borrower, if a corporation, partnership, limited liability company, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization and is duly authorized to do business in ail jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been


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

duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, partner or trustee and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower's performance is not threatened by any pending or threatened litigation.

10. INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

     A. INCREASED COSTS. If the Bank shall determine that, due to either (a) the introduction of any change in law (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) or in the interpretation of any requirement of law or (b) the compliance requirements for any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank and pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

     B. INABILITY TO DETERMINE RATES. If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR with respect to a proposed LIBOR Rate Loan, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not make or maintain, as the case may be, LIBOR Rate Loans hereunder until the Bank revokes such notice in writing. Upon receipt of such notice, any Notice of Conversion received from Borrower shall be deemed withdrawn, and Borrower may revoke any Request Borrower previously made for a LIBOR Rate Loan. If Borrower does not revoke any such Request, the Bank may make the Loans, as proposed by Borrower, in the amount specified in the applicable Request submitted by Borrower, but such Loans shall be made or continued as Base Rate Loans instead of LIBOR Rate Loans.

     C. ILLEGALITY. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make LIBOR Rate Loans, then, on notice thereof by the Bank to Borrower, the Bank may suspend the making of LIBOR Rate Loans until the Bank shall have notified
Borrower that the circumstances giving rise to such determination shall no longer exist. It the Bank shall determine that it is unlawful to maintain any LIBOR Rate Loans, Borrower shall immediately pay to the Bank the aggregate principal amount of all LIBOR Rate Loans then outstanding, together with accrued interest and related Expenses. If Borrower is required to pay off any LIBOR Rate Loan as set forth in this subsection, then concurrently with such payment, Borrower may borrow from the Bank, in the amount of such payment, a Base Rate Loan.

11. MISCELLANEOUS. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only, Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

12. NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three
(3) Business Days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) Business Day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

13. JOINT AND SEVERAL. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term "Borrower" shall include each as well as all of them.

14. GOVERNING LAW; JURISDICTION. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. Except as provided under federal law, this Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER
HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH, AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

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

15. WAIVER OF JURY TRIAL. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED. EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

PREAUTHORIZED TRANSFERS FROM DEPOSIT ACCOUNT. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit available funds in Borrower's deposit account #____________________ with the Bank automatically for any amount which becomes due under this Note or as directed by an Authorized Person, by telephone.

                 [BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]


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

ACKNOWLEDGMENT. Borrower acknowledges that it has read and understands all the provisions of this Note, including the GOVERNING LAW, JURISDICTION and WAIVER OF JURY TRIAL, and has been advised by counsel as necessary or appropriate.

TAX ID/SS # *****************              MAJESTIC EMPIRE HOLDINGS, L.L.C.


______________________________________     BY: /S/ BRADFORD HONIGFELD
Signature of Witness                           ------------------------
                                               NAME:  BRADFORD HONIGFELD
                                               TITLE: MANAGING MEMBER
--------------------------------------
Typed Name of Witness


                                 ACKNOWLEDGMENT

STATE OF NEW JERSEY)
                   :SS.
COUNTY OF ESSEX    )

     On the _________ day of April, in the year 2005, before me, the undersigned, a Notary Public in and for said State, personally appeared BRADFORD HONIGFELD, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose names) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                                 -------------------------------
                                                           Notary Public




--------------------------------------------------------------------------------
                                FOR BANK USE ONLY


Authorization Confirmed: _______________________________________________________
Product Code: 11900
Disbursement of Funds:

Credit A/C #____________  Off Ck #_____________  Payoff Obligation #____________

           $------------         $-------------                    -------------

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